EMPLOYMENT AGREEMENT

                              BETWEEN

                    DENTSPLY INTERNATIONAL INC.

                                AND

                          JAMES G. MOSCH


THIS  AGREEMENT  is entered  into as of  November  1, 2002,  by and between
DENTSPLY   International   Inc.,   a  Delaware   corporation   (the
"Company") and James G. Mosch, ("Employee").

WHEREAS, it is in the best interest of the Company and Employee that the terms and conditions of Employee's services be formally set forth:

NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto, it is hereby agreed as follows:

1.    Services

1.1   The Company shall employ  Employee and Employee  accepts such employment and agrees to serve as a Senior Vice President of the Company, responsible for the business activities and operations assigned by the Chief Executive Officer and/or the Board of Directors as set forth in Exhibit A attached hereto, effective as of the date stated below, and, if elected thereto, as an officer or director of any Affiliate, for the term and on the conditions herein set forth. Employee shall be responsible for the activities and duties presently associated with this position. Employee shall perform such other services as shall from time to time be assigned to him by the Board of Directors, the Chief Executive Officer, or the President of the Company
           depending on the needs and demands of the business and the availability of other personnel, provided that such services shall generally be similar in level of position and responsibility as those set forth in this Agreement. Employee's services shall be performed at a location suitable for the performance of the Employee's assigned duties.

1.2   Employee  shall at all times  devote his full  business  time and efforts to the performance of his duties and to promote the best interests of the Company and its Affiliates.



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2.    Period of  Employment  Employment  as Senior  Vice  President
      shall  begin  and  continue  from   November  1,  2002,   and
      terminate on the happening of any of the following events:

      2.1  Death  The date of death of Employee;

2.2   Termination   by  Employee   Without  Good  Reason  The  date
           specified in a written notice of termination given to the Company by Employee not less than 180 days in advance of such specified date, at which date the Employee's obligation to perform services pursuant to this Agreement shall cease.

2.3   Termination  by Employee  with Good  Reason  Thirty (30) days following the date of a written notice of termination given to the Company by Employee within thirty (30) days after any one or more of the following events have occurred:

(a)   failure   by  the   Company   to   maintain   the   level  of
                responsibility   and   status   of   the   Employee
                generally similar to those of Employee's position as of the date of the Agreement, or

(b)   a reduction  by the Company in  Employee's  base salary as in effect as of the date hereof plus all increases thereof subsequent thereto; other than any reduction implemented as part of a formal austerity program approved by the Board of Directors of the Company and applicable to all continuing employees of the Company, provided such reduction does not reduce Employee's salary by a percentage greater than the average reduction in the compensation of all employees who continue as employees of the Company during such austerity program; or

(c)   the  failure  of the  Company  to  maintain  and to  continue
                Employee's participation in the Company's benefit plans as in effect from time to time on a basis substantially equivalent to the participation and benefits of Company employees similarly situated to the Employee; or

(d)   any substantial  and  uncorrected  breach of the Agreement by the Company.

2.4   Termination   by  the   Company   Upon   written   notice  of
           termination given to Employee by the Company, the Employee's obligation to perform services pursuant to this Agreement shall cease as of the date of such notice.



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3.    Payments by the Company

3.1   During the Period of  Employment,  the  Company  shall pay to the Employee for all services to be performed by Employee hereunder a salary of not less than $260,000 per annum, or such larger amount as may from time to time be fixed by the Board of Directors of the Company or, if applicable, by the Human Resources Committee of the Board (or its successor), payable in accordance with the Company's normal pay schedule.

3.2   During the Period of  Employment,  Employee shall be entitled to participate in all plans and other benefits made available by the Company generally to its domestic executive employees, including (without limitation) benefits under any pension, profit sharing, employee stock ownership, stock option, bonus, performance stock appreciation right, management incentive, vacation, disability, annuity, or insurance plans or programs. Any payments to be made to Employee under other provisions of this Section 3 shall not be diminished by any payments made or to be made to Employee or his designees pursuant to any such plan, nor shall any payments to be made to Employee or his designees pursuant to any such plan be diminished by any payment made or to be made to Employee under other provisions of this Section 3.

3.3   Upon  termination  of the Period of  Employment  for whatever reason, Employee shall be entitled to receive the compensation accrued and unpaid as of the date of his termination. If Employee at the time of termination is eligible to participate in any Company incentive or bonus plan then in effect, Employee shall be entitled to receive a pro-rata share of such incentive or bonus award based upon the number of days he is employed during the plan year up to the date of his termination. Such pro-rata amount shall be calculated in the usual way and paid at the usual time.

3.4   If the  Period  of  Employment  terminates  upon the death of
           Employee, the Company shall continue payment of his then current salary for a period of 12 months from the date of death, together with his pro-rata share of any incentive or bonus payments due for the period prior to his death, to Employee's designated beneficiary or, if no beneficiary has been effectively designated, then to Employee's estate.



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3.5   If the Period of  Employment  is  terminated  by the Employee under Section 2.3, or by the Company under Section 2.4, the Company shall continue to pay compensation and provide benefits to the employee as provided in this
           Section 3.5 for a period (the "Termination Period") beginning on the date of the termination notice and
           ending  on  the  earlier  of:  (i)  the  second   annual
           anniversary of the date of such termination  notice;  or
           (ii) the date on which the  Employee  would  attain  age
           65, as follows:

(a)   Compensation  shall  be paid to the  Employee  at the rate of salary being paid to Employee under Section 3.1 immediately before the termination;

(b)   Bonus  and  incentive  compensation  shall  be  paid  to  the
                Employee in accordance with plans approved by the Board of Directors and similar to those in which the Employee participated at time of termination, using the same formula and calculations as if termination had not occurred. The Employee shall not be entitled to receive any further grants of stock options under any stock option or similar such plan subsequent to the date of termination, but outstanding stock options shall continue to vest during the Termination Period in accordance with the applicable stock option plan;

(c)   Employee  shall  receive  the  benefits  that would have been accrued by the Employee during the Termination Period from participation by the Employee under any pension, profit sharing, employee stock ownership plan ("ESOP") or similar retirement plan or plans of the Company or any Affiliate in which the Employee participated immediately before the termination, in accordance with the terms of any such plan (or, if not available, in lieu thereof be compensated for such benefits), based on service the Employee would have had during the Termination Period and compensation (and, if applicable, bonus and incentive compensation) as determined under Section (a) (and, if applicable, Subsection (b) above);

(d)   Employee  shall  receive   continued   coverage   during  the
                Termination  Period under all employee  disability,
                annuity,   insurance,  or  other  employee  welfare
                benefit  plans,  programs  or  arrangements  of the
                Company  or  any   Affiliate   in  which   Employee
                participated   immediately  before  the  notice  of
                termination,   plus  all  improvements   subsequent
                thereto (or, if not available, in lieu thereof be compensated for such coverage); and



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(e)   In the event of the death of Employee  during the Termination
                Period,   the  Company   shall   continue  to  make
                payments  under  Subsection  3.5(a)  for the period
                that  is  the  lesser  of  the   remainder  of  the
                Termination Period or twelve (12) months, and shall pay any bonuses due under Subsection 3.5(b) on a pro-rata basis until the date of Employee's death, to Employee's designated beneficiary or, if no beneficiary has been effectively designated, then to Employee's estate.

           Except as provided in Section 3.6, payment of compensation under Subsection 3.5(a) above shall be made at the same time as payments of compensation under
           Section 3.1, and payments of other benefits under Subsections 3.5(b) and (c) shall be paid at the same time and to the same person as compensation or benefits would have been paid under the plan, program, or arrangement to which they relate (after taking into account any election made by the Employee with respect to payments under such plan, program, or arrangement), and shall be pro-rated for any partial year through the date of expiration of the Termination Period.

3.6   If at any time  after a  Change  of  Control  the  Period  of
           Employment is terminated by the Employee under Section 2.3, or the Company terminates or gives written notice of termination of the Period of Employment to the Employee (regardless of whether in accordance with
           Section 2.4), then in lieu of the periodic payment of the amounts specified in Subsections 3.5(a), (b), and
           (c) (except as may be otherwise prohibited by law or by said plans), the Company, at the written election of Employee, shall pay to Employee within five (5) business days of such termination or notice of termination the present value of the amounts specified in Subsections 3.5(a), (b), and (c), discounted at the greatest rate of interest then payable by Mellon Bank (or its successor) on any federally insured savings account into which Employee could deposit such amount and make immediate withdrawals therefrom without penalty, and shall provide for the remainder of the Termination Period, if any, the benefit coverage required by Subsection 3.5(d). Employee shall not be required to mitigate damages payable under this Section 3.6.

3.7   In no  event  will  the  Company  be  obligated  to  continue
           Employee's   compensation   and  other   benefits  under
           Section 3.5 of this Agreement beyond Employee's sixty-fifth (65th) birthday or if Employee's employment is terminated because of gross negligence or significant willful misconduct (e.g. conviction of misappropriation of corporate assets or serious criminal offense).



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4.    Non-Competition  Agreement  During the  Period of  Employment
      and for a period of five (5) years after the termination thereof, Employee shall not, without the written consent of the Company, directly or indirectly be employed or retained by, or render any services for, or be financially interested in, any firm or corporation engaged in any business which is competitive with any business in which the Company or any of its Affiliates may have been engaged during the Period of Employment. The foregoing restriction shall not apply to the purchase by Employee of up to 5% of the outstanding shares of capital stock of any corporation whose securities are listed on any national securities exchange.

5.    Loyalty   Commitments   During   and  after  the   Period  of
      Employment: (a) Employee shall not disclose any confidential business information about the affairs of the
      Company or any of its Affiliates; and (b) Employee shall not, without the prior written consent of the Company, induce or attempt to induce any employee or agency representative of the Company or any Affiliate to leave the employment or representation of the Company or such Affiliate.

6. Separability of Provisions The terms of this Agreement shall be considered to be separable from each other, and in the event any shall be found to be invalid, it shall not affect the validity of the remaining terms.

7. Binding Effect This Agreement shall be binding upon and inure to the benefit of (a) the Company and its successors and assigns, and (b) Employee, his personal representatives, heirs, and legatees.

8. Entire Agreement This Agreement constitutes the entire agreement between the parties and supersedes and revokes all prior oral or written understandings between the parties relating to Employee's employment, except with respect to matters addressed in the offer letter dated
      October , 2002 between the parties to the extent such matters are not covered in this Agreement. The Agreement may not be changed orally but only by a written document signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

9.    Definitions   The   following   terms  herein  shall  (unless
      otherwise expressly provided) have the following respective meanings:



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9.1   "Affiliate"  when used with  reference  to the Company  means any  corporations,  joint  ventures,  or other  business
           enterprises   directly   or   indirectly    controlling,
           controlled   by,  or  under  common   control  with  the
           Company. For purposes of this definition, "control" means ownership or power to vote 50% or more of the voting stock, venture interests, or other comparable participation in such business enterprises.

9.2   "Period of  Employment"  means the period  commencing  on the date hereof and terminating pursuant to Section 2.

9.3   "Beneficiary"  means the  person  or  persons  designated  in writing by Employee to Company.

9.4   "Change  of  Control"   means  any  event  by  which  (i)  an
           Acquiring Person has become such, or (ii) Continuing Directors cease to comprise a majority of the members of the Board of Directors of the Company or the applicable Parent of the Company (a "Board"). For purposes of this definition:

(a)   An  "Acquiring  Person" means any person or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder as in effect on the date of this Agreement (the "Exchange Act") who or which, together with all affiliates and associates (as defined in Rule 12B-2 under the Exchange Act) becomes, by way of any transaction, the beneficial owner of shares of the Company, or such Parent, having 20% or more of (i) the then outstanding shares of Common Stock of the Company, or such Parent, or (ii) the voting power of the then outstanding voting securities of the Company, or such Parent, entitled to vote generally in the election of directors of the Company or such Parent; and

(b)   "Continuing  Director"  means any  member  of a Board,  while such person is a member of such Board who is not an Acquiring Person, or an affiliate or associate of an Acquiring Person or a representative of an Acquiring Person or of any such affiliate or associate and who (i) was a member of such Board prior to the date of this Agreement, or (ii) subsequently becomes a member of such Board and whose nomination for election or election to such Board is recommended or approved by resolution of a majority of the Continuing Directors or who is included as a nominee in a proxy statement of the Company or the applicable Parent distributed when a majority of such Board consists of Continuing Directors.



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9.5   "Parent"   means  any   Affiliate   directly  or   indirectly
           controlling (within the meaning of Section 9.1) the Company.

10. Notices Where there is provision herein for the delivery of written notice to either of the parties, such notice shall be deemed to have been delivered for the purposes of this Agreement when delivered in person or placed in a sealed, postpaid envelope addressed to such party and mailed by registered mail, return receipt requested to the address set forth below for the Company and the most recent address as may be on the Company records for the Employee:


           For Company:                   DENTSPLY    International
Inc.
                                    570 West College Avenue
                                    York, PA  17404
                                    Attention:  Secretary

11. Arbitration Any controversy arising from or related to this Agreement shall be determined by arbitration in the City of Philadelphia, Pennsylvania, in accordance with the rules of the American Arbitration Association, and judgment upon any such determination or award may be entered in any court having jurisdiction. In the event of any arbitration between Employee and Company related to the Agreement, if employee shall be the successful party, Company will indemnify and reimburse Employee against any reasonable legal fees and expenses incurred in such arbitration.

12. Applicable Law The Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, the parties have executed the Agreement on the day and year first above written.



Attest:                             DENTSPLY INTERNATIONAL INC.

------------    -------------------
By:____________________________________
Secretary                           President  and Chief  Operating
Officer



----------------------------------------
                                    James G. Mosch



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                             EXHIBIT A

                     BUSINESS RESPONSIBILITIES




o     Australia

o     Brazil

o     Canada

o     Gendex worldwide

o     Latin America

o     Mexico



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